Contract No. 19032


                              CONTRACT FOR SALE AND


                            PURCHASE OF LIQUID HELIUM


                                     between



                            KEYES HELIUM COMPANY, LLC


                                       and




                            AIR PRODUCTS HELIUM, INC.



                           amended and restated as of



                                 1 January 1999

                                TABLE OF CONTENTS
ARTICLE  Page
I        DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         -----------
II       FACILITY. . . . . . . . . . . . . . . . . . . . . . . .  . . . . . . .7
         ---------
III      TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         ----
IV       SALE AND PURCHASE OF HELIUM. . . . . . . . . . . . . . . .. . . . . . 8
         ---------------------------
V        PRICE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         -----
VI       TOLLING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
         -------
VII      QUALITY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
         -------
VIII     MEASUREMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
         -----------
IX       PREPARATION AND DELIVERY. . . . . . . . . . . . . . . . .. . . . . . 17
         ------------------------
X        BILLING AND PAYMENT. . . . . . . . . . . . . . . . . . . . . . . . . 19
         -------------------
XI       FORCE MAJEURE. . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
         -------------
XII      REGULATION: WAIVER OF DEFAULT. . . . . . . . . . . . . . . . . . . . 21
         -----------------------------
XIII     WARRANTY. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
         --------
XIV      GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
         -------
XV       NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
         -------
XVI      GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
         -------------

                 CONTRACT FOR SALE AND PURCHASE OF LIQUID HELIUM
                 -----------------------------------------------
                             AS AMENDED AND RESTATED
                             ----------------------


     THIS AGREEMENT is made and entered into, as amended and restated, as of the 1st day of January 1999, by and between KEYES HELIUM COMPANY, LLC, a Colorado limited liability company ("KHC" or "Seller") and AIR PRODUCTS HELIUM, INC., a Delaware corporation, ("Buyer").


                              W I T N E S S E T H:
                              --------------------

     WHEREAS, Seller has access to sources of natural gas containing Helium, and is able to supply Liquid Helium from Seller's purification and liquefaction facility located in Cimarron County, Oklahoma;

     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Liquid Helium production from Seller's facility; and

     WHEREAS, Buyer has Crude Helium available for Tolling in Seller's Facility on the terms set forth herein.

     NOW, THEREFORE, in consideration of the premises and the agreements contained herein, Seller and Buyer mutually covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   ------------

     Unless the context otherwise requires, and in addition to the terms defined above, the following terms shall have the following respective meanings, all definitions being equally applicable to both the singular and plural forms.

     "Additional Volumes" means any volumes of Helium owned by Seller, which are produced or which Seller expects to produce at a facility other than Seller's Facility, and which are not subject to Seller's obligations to third parties predating this Agreement.

     "Adjustment Period" means: (a) for purposes of the Tier I volume price adjustment provided for in Section 5.2, the 12 Month period commencing 1 October 1994 and ending 30 September 1995 and each 12 Month period thereafter; and (b) for purposes of the Tier II volume price adjustment provided for in Section 5.2, the 12 Month period commencing 1 October 1995 and ending 30 September 1996 and each 12 Month period thereafter.

     "Affiliate" means, with respect to a person, any other person who is directly or indirectly, controlling, controlled by, or under common control with, the person.

     "Article" means an Article of this Agreement, unless otherwise noted.

     "Base Period" means: (a) for purposes of the Tier I volume price adjustment provided for in Section 5.2, Buyer's 1994 fiscal year, 1 October 1993 - 30
September 1994; and (b) for purposes of the Tier II volume price adjustment provided for in Section 5.2, Buyer's 1995 fiscal year, 1 October 1994 - 30 September 1995.


     "Buyer" means Air Products Helium, Inc., a Delaware corporation, and, for purposes of Section 5.2, its Affiliates.

     "Commencement Date" means the first day of the month in which the first delivery of Liquid Helium to Buyer under this Agreement occurs, namely, 1 January 1999.

     "Contract Year" means each period of 12 consecutive Months beginning on the 1 January after the Commencement Date and each succeeding 1 January.

     "Crude Helium" means the gaseous product extracted from natural gas, which product is comprised of Helium together with other constituents of natural gas and which is acceptable for storage in the BLM System.

     "Force Majeure" means act of god, strike, lockout or other industrial disturbance, act of public enemy, war, blockade, insurrection, riot, epidemic, landslide, lightning, earthquake, fire, storm, flood, washout, arrest and restraint of rulers and peoples, civil disturbance, explosion, breakage or accident to machinery or equipment, or lines of pipe, freezing of wells or lines of pipe, partial or entire failure of gas wells or pressure protection devices, machinery or equipment breakdown, scheduled and unscheduled maintenance of equipment, inability to obtain materials, supplies, or permits, and any laws, orders, rules, regulations, acts or restraints of any government or governmental body of authority whether civil or military, and any other cause, whether similar or dissimilar to any of the causes or categories of causes described above, not within the reasonable control of the Party claiming suspension and which by the exercise of due diligence such Party is unable to avoid.

     "Helium" is an element with unique properties such as the second lightest, next to hydrogen, inert to chemical reaction, high thermal conductivity and the lowest boiling point, 4.2(degree)K, of any known element.

     "Liquid Helium" means Helium in the liquid state.

     "MCF" means one thousand SCF, and "MMCF" means one million SCF.

     "Merchant Helium" means all sales of refined Helium sold by Buyer to unrelated third parties on other than a wholesale or swap basis.

     "Month" means a period of time beginning at 8:00 a.m. local time at Seller's Facility on the first day of a calendar Month an ending at 8:00 a.m. local time at Seller's Facility on the first day of the next succeeding calendar Month.

     "Notice" means a written notice, and "Notify" means the giving of a Notice, in accordance with Section 15.1.

     "Party" or "Parties" means KHC and/or Air Products Helium, Inc., and their successors or assigns.

     "Required Volumes" has the meaning identified in Section 4.1.

     "Sales Value" means the proceeds of the Total Volume sold for delivery during the Base Period or the applicable Adjustment Period in the United States of America. Sales Value shall not include amounts that Buyer charges customers for equipment, freight and service charges.

     "Sales Volumes" means all volumes of Helium owned by Seller which are produced at Seller's Facility (including any expansion of Seller's Facility).

     "SCF" means the volume of Helium contained in one cubic foot of space at a temperature of 70(degree) F and at an absolute pressure of 14.7 pounds per square inch. As used with reference to Helium, SCF means the quantity of liquid which in the vapor phase at the above conditions of temperature and pressure will occupy one cubic foot of space. One pound of Helium is equivalent to 96.71 SCF.

     "Section" means a Section of this Agreement, unless otherwise noted.

     "Seller" means KHC, its successors and assigns and, for purposes of Section
4.2 only, CIG Resources Company, an Affiliate of KHC.

     "Seller's Facility" means Seller's Helium purification and liquefaction plant located in Cimarron County, Oklahoma.

     "Supply Period" means the period beginning on the Commencement Date, and continuing for a period of 252 consecutive Months after the Commencement Date, unless extended thereafter by mutual consent.

     "Taxes" means any tax, assessment, excise or duty applicable to the transactions contemplated hereby.

     "Toll Price" means the price per MCF for Tolling Tolled Volumes, as set forth in Article VI.

     "Tolled  Volumes"  means  volumes of Crude Helium  Buyer Tolls  pursuant to
Article VI.

     "Tolling" or "Tolls(s)" means the refining of Buyer's Crude Helium at Seller's Facility for the Toll Price.

     "Total Volume" means the volume of Merchant Helium sold by Buyer and its

Affiliates in the United States of America in arms-length sales to unrelated third parties expressed in MCF.

     "Unit" means Helium tankers or containers.

     "Unit Price" means the price per MCF (per volume tier) sold and purchased hereunder, as set forth in Article V.

     "BLM" means the United States Bureau of Land Management.

     "BLM System" means the BLM Storage and Pipeline System.


                                   ARTICLE II

                                    FACILITY
                                    --------

     2.1. Installed Facility. Seller has constructed and placed in operation Seller's Facility.

     2.2. Seller's Obligation to Obtain Contracts. It is recognized by the Parties that Seller's ability to supply Helium to Buyer is dependent upon Seller obtaining contracts with third parties to supply Seller's Facility with natural gas containing Helium. The Parties recognize, however, that Seller makes no representation or warranty of an ability to obtain contracts to supply Seller's Facility natural gas containing Helium.

     2.3  Seller's  Facility  Capability.  Seller's  Facility  has an  installed nominal
                                       7
capacity of 170 MMCF of Liquid Helium per Contract Year. Actual capacity on a daily operating basis is currently approximately 150 MMCF of Liquid Helium per Contract Year. Seller agrees to refine, at Seller's facility, Additional Volumes of Crude Helium produced at any other facility connected to the BLM System, in lieu of requiring Buyer to provide Tolled Volumes pursuant to Section 6.1.


                                   ARTICLE Ill

                                      TERM
                                      -----

     3.1. Term. The term of this Agreement shall be from the execution hereof until terminated in accordance with the other provisions of this Agreement.

     3.2. Primary Term. Either Party may terminate this Agreement as of December 31, 2021, or as of any anniversary date thereafter by giving not less than 24 Months prior Notice to the other Party, which Notice shall be given in accordance with Section 15.1, subject to any extensions pursuant to Section 11.2.

                                   ARTICLE IV

                           SALE AND PURCHASE OF HELIUM
                           ---------------------------

     4.1 Basic Obligation. During each Contract Year during the Supply Period Buyer shall purchase, at the Unit Price, all of the Sales Volumes produced at Seller's Facility ("Required Volumes").

     4.1.1 If, in any Contract Year, Buyer fails to take all of the Required Volumes, Buyer shall make a payment to Seller as determined by multiplying the difference between: (a) the Sales Volumes actually taken by Buyer; and (b) the Required Volumes, times the Unit Price. Such payment shall be made within 30 days of the end of the applicable Contract Year.

     4.1.2 Buyer shall use reasonable good faith efforts to take Helium hereunder in relatively equal monthly quantities.

     4.2 Additional Volumes. Seller shall Notify Buyer and solicit from Buyer an offer of purchase of any Additional Volumes other than (a) those Additional Volumes of Crude Helium processed at Seller's Facility and (b) those Additional Volumes Seller chooses to store. If Buyer Notifies Seller that it elects not to purchase such Additional Volumes, or does not respond within 90 days thereafter, Seller may offer such Additional Volumes to third parties. If Buyer offers to purchase such Additional Volumes, Seller may during the next 90 days solicit offers of purchase from third parties, but Seller may not sell such Additional Volumes to a third party on terms more favorable to the third party than those offered by Buyer. If Seller has not agreed to sell such Additional Volumes to a third party within this period, or elected to store or not produce such Additional Volumes, Buyer's offer shall be deemed accepted. Buyer shall have the rights in this Section 4.2 for such Additional Volumes only where such rights do not conflict with Seller's obligations predating this Agreement or with Seller's ability to enter into new projects (including with Nitrotec Corporation).

                                    ARTICLE V

                                      PRICE
                                      -----

     5.1 Unit Price. The Unit Price shall be F.O.B. the Seller's facility and shall be:


                  Volume Tier                            Price
                  ----------                             -----
                  Up to 70 MMCF (Tier I volume)          [****]

                  Above 70 MMCF (Tier II volume)         [****]




     If in any Contract Year the Required Volume is greater or less than 150 MMCF, then the billed amount for Tier II volumes for such Contract Year shall be adjusted as follows:

          A. Sales Volumes > 70,000 MCF < 115,000,001 SCF shall be valued at [****]

          B. Sales Volumes> 115,000 MCF up to the total Required Volume shall be valued at [****]

The sum of A + B minus the Tier II billed value for that Contract Year shall be invoiced or credited to Buyer by Seller as an adjustment in the invoice for January of the following Contract Year.

     5.2 Price Adjustment. The Unit Price shall be subject to annual adjustment with respect to all Contract Years commencing on or after 1 January 1999, determined by application of the following formula:

           PN  =    $ [applicable Volume Tier price] x [XAP/XBP]

Where:     PN  =    the adjusted Unit Price for the particular Contract Year, in
                    $/MCF, using the method set forth in this Section 5.2.

     Price changes for Buyer shall be determined by calculating the average Sales Value ("XAP") of Buyer, in $/MCF, for Liquid Helium sold by Buyer during the Adjustment Period immediately prior to the commencement of the Contract Year for which the adjusted Unit Price is being determined, which shall be calculated in accordance with the following formula:

             XAP = SAP/VAP

     Where:  SAP = Sales  Value from sales of Merchant  Helium by Buyer  during the Adjustment Period.

             VAP = Total  Volume  in MCF  of  Merchant  Helium  sold  by  Buyer corresponding to Buyer's Sales Value during the Adjustment Period.


     The initial calculation for that portion of any adjustment attributable to a change in average sales price shall equal the net change, from fiscal 1994 and 1995, in Buyer's sales revenues and volumes for the Adjustment Period. Annual price adjustments shall be effective 1 January of each subsequent Contract Year.

     The average sales price of Buyer, in $/MCF, for Helium sold by buyer during the

Base Period ("XBP") shall be calculated in accordance with the following formula:

             XBP  = SBP/VBP

 Where:      SBP  = Sales  Value from sales of Merchant  Helium by Buyer  during the Base Period.

             VBP  = Total  volume  in MCF  of  Merchant  Helium  sold  by  Buyer corresponding to Buyer's Sales Value during the Base Period.


     5.3 Unit Price Floor. Buyer and Seller agree that the Unit Price for Liquid Helium delivered hereunder shall be not lower than [$45.00/MCF] for the first 70 MMCF (Tier I volume) of Liquid Helium sold to Buyer during any Contract Year, and not lower than [$38.00/MCF] for all Liquid Helium sold to Buyer above 70 MMCF (Tier II volume) in any Contract Year.

     5.4 Books and Records. Buyer shall maintain true and complete books of account, containing an accurate record of all information necessary for the proper computation of the Unit Price for Helium under the procedure described above in Section 5.2. Buyer shall transmit to Seller within three Months after the end of the Base Period or applicable Adjustment Period, as the case may be, the weighted average selling price for the Base Period or Adjustment Period required in the application of such formulae. For a period of not more than two years from the transmittal of said weighted average price data, Seller shall have the right at all reasonable times to inspect such books to such extent as may be reasonably necessary to verify such data. Such inspection shall be subject to such restriction on disclosure as may be reasonably necessary to protect the confidentiality of proprietary information of Buyer. Buyer is not required to preserve said books for longer than two years from the transmittal of said price data to which such books relate.

     5.5 Taxes. Seller shall be responsible for Taxes imposed or assessed prior to the point of delivery into Buyer's Units. Buyer shall be responsible for Taxes imposed or assessed after the point of delivery into Buyer's Units, provided, however, Taxes levied or imposed by any future law or any governmental authority in connection with the transactions contemplated hereby (excluding, however, any tax upon the net income of Seller imposed by a governmental authority of the United States of America, and further excluding any reimbursement in whole or in part for any liability which Seller may have to any third party, including without limitation any oil and gas lessor, lessee, mineral owner or pipeline company, with respect to any sums attributable to the Helium sold by Seller to Buyer hereunder) shall, if paid by Seller as the result of performance of the Agreement, be added to the price and paid by Buyer. Any further real or personal property Taxes shall only be payable by Seller if solely attributable to the Helium purification and liquefaction portions of the Seller's Facility. Prior to the payment of any such Taxes, Buyer shall be afforded the opportunity to challenge any such Taxes at its election and expense.

     5.6 Price Renegotiation. For Contract Years commencing 1 January 2009 and 1 January 2016, the then-current Unit Price, the Unit Price floor mentioned in
Section 5.3, Toll Price and adjustment terms for Helium and Tolling under this

Agreement, shall be subject to renegotiation upon Notice by either Party to the other. Such Notice shall be given not later than the 1 October 2007 and 1 October 2014, respectively. If the Parties have been unable to reach agreement prior to the 1 October 2008 or 1 October 2015, as the case may be, after having conducted good-faith negotiations with respect to the modification of the then-current Unit Price, the Unit Price floor mentioned in Section 5.3, Toll Price and escalation terms, then either Party shall have the right to terminate this Agreement as of December 31, 2008, and December 31, 2015, respectively.


                                   ARTICLE VI

                                     TOLLING
                                     -------

     6.1 Tolling Request By Seller. If requested by Seller, Buyer will provide Crude Helium via the BLM System to be Tolled by Seller through Seller's Facility up to the quantity of Crude Helium sufficient to allow Seller's Facility to produce 170 MMCF per year of Liquid Helium during the fifth through tenth Contract Years of the Supply Period (not to exceed 500 MMCF of Tolled Volumes during the fifth through tenth Contract Years). If, in any Contract Year, Buyer fails to provide Tolled Volumes which have been requested hereunder, Buyer shall make a payment to Seller as determined by multiplying the amount of the Tolled Volumes requested but not provided, and the Toll Price. Such payment shall be made within 30 days of the end of that Contract Year. 6.2 Tolling Request by Buyer. Seller will Toll Crude Helium at Buyer's request if (a) capacity is available at Seller's Facility, and (b) Buyer tenders a quantity of Crude Helium sufficient to allow Seller's Facility to produce up to 170 MMCF of Liquid Helium per Contract Year. Seller may shut down Seller's Facility at the end of any Contract Year and terminate this Agreement if Buyer has failed to give the Notice required under Section 6.3 during such Contract Year.

     6.3 Notices of Tolling Requirement. During the first six Contract Years, Seller will provide Buyer, for each Contract Year no later than 15 November of the previous Contract Year, a Notice containing a forecast of Seller's Tolling capacity available and whether such Tolling will be required during the next Contract Year. Starting in the sixth Contract Year, Buyer will provide Seller, for each contract Year no later than 15 November of the previous Contract Year, a Notice containing a forecast of Buyer's Tolling requirements for the subsequent Contract Year. Seller shall be prepared to Toll such forecasted volume, but Seller's obligation to Toll shall be limited to the Tolling capacity available during such Contract Year. Seller's Tolling capacity shall be limited to the extent that Seller has available Crude Helium from other sources for processing, which shall take precedence to Tolling Buyer's Crude Helium.

     6.4 Toll Price. Buyer shall pay [****] per MCF ("Toll Price") for the Liquid Helium produced by Tolling and delivered into Buyer's Units. Buyer shall be responsible for any BLM charges associated with Tolled Volumes. The Toll Price is subject to adjustment in accordance with Section 6.6.

     6.5 Delivery of Tolling Quantities. Buyer will provide Seller via the BLM system 1.02 units of Crude Helium for each unit of Liquid Helium to be delivered into Buyer's containers at Seller's Facility on a schedule mutually agreed to by Buyer and Seller.


     6.6 Toll Price Adjustment. The Toll Price shall be adjusted 1 January 1999 and on each 1 January thereafter by the same percentage change in Seller's Liquid Helium price for Tier I volumes as calculated in Section 5.2. Buyer and Seller agree that the Toll Price shall not be lower than [****] during any Contract Year.


                                   ARTICLE VII

                                     QUALITY

     7.1 Purity. All Liquid Helium delivered hereunder shall have a purity of not less than 99.999% Helium by volume in accordance with Compressed Gas Association Helium Specification G-9.1 Grade P-1992.

     7.2 Crude Helium Specification. All quantities of Crude Helium delivered hereunder shall conform to the specification set forth in the contracts between the BLM and Buyer and/or Seller to store Crude Helium in the BLM System.

     7.3 Samples. For quality control purposes, representative samples of Helium after being vaporized shall be analyzed by Seller by gas chromatography, or other mutually agreeable method, as required.

                                  ARTICLE VIII

                                   MEASUREMENT
                                   ------------

     8.1 Scales. Seller shall install, own, operate and maintain equipment, scales and instruments required for the measurement of Liquid Helium delivered hereunder. Seller shall weigh each Unit used for the transportation of Buyer's Liquid Helium, with the Unit's liquid nitrogen reservoir completely filled, immediately before and after filling and calculate the quantity, by weight, of Liquid Helium delivered into each such Unit, converted to SCF of Helium. At the time of weighing of the Unit prior to shipment, pressure within the Unit shall not exceed 3 pounds per square inch gauge. Buyer shall have the right to witness testing or calibration of Seller's measuring equipment, scales or instruments. Buyer hall have the right at all reasonable times to inspect the above-referenced records covering not more than 24 Months immediately preceding each such inspection. Seller shall not be obligated to preserve such records for more than two years.

     8.2 Unit of Measurement. The unit of measurement for measuring Helium hereunder shall be one SCF.



                                   ARTICLE IX

                            PREPARATION AND DELIVERY
                            ------------------------
     9.1 Liquid Nitrogen. Seller shall fill with liquid nitrogen the shielding reservoirs in Buyer's Units as required at Seller's Facility. Buyer shall pay Seller $200 for the liquid nitrogen furnished to Buyer by Seller for use in the preparation and filling of the shielding reservoir of each of Buyer's Units regardless of size.

     9.2 Service Charges. Service charges for cool down and purging Buyer's Units required by Seller at Seller's Facility shall be as follows:

     9.2.1 The charge for Helium used to cool down buyer's Units to Liquid Helium temperatures shall be a lump sum of [****] for those Units arriving at Seller's Facility with an inside temperature of minus 315(degree)F or lower and a lump sum of [****] for those Units arriving at Seller's Facility with an inside temperature of minus 316(degree)F or above, but no cooldown charge will be assessed for Units arriving at Seller's Facility with an inside temperature of minus 423(degree)F or lower.

     9.2.2 Buyer's Units arriving at Seller's Facility in a contaminated condition will be assessed a charge of [****] to purge these Units when the contamination is greater than 150 ppm.

     9.3 Suitable Containers. Buyer assumes full responsibility for providing Units suitable for filling by Seller. Buyer shall use reasonable efforts to provide Units with minimum residual for filling at Seller's Facility. Seller shall have the right to refuse to fill Buyer's Units if they are not in a condition normally acceptable in the industry for filling with Liquid Helium. Buyer shall provide a suitable Unit for filling at Seller's Facility at all times during the Supply Period. Buyer and Seller will cooperate so that the scheduling of Units for delivery of Liquid Helium is on a reasonably consistent basis, and that the unavailability of such Units does not disrupt operations of Seller's Facility.

     9.4 Delivery Point. The Liquid Helium and liquid nitrogen shall be delivered to Buyer F.O.B. Buyer's Units at Seller's Facility.


                                    ARTICLE X

                               BILLING AND PAYMENT
                               -------------------

     10.1 Statement Seller shall render to Buyer bimonthly (i.e., twice a month) a billing statement showing the quantity of Helium delivered, the applicable Unit Piece, the applicable Toll Price (volumes of Liquid Helium produced by Tolling to be clearly identified), the total amount due for Helium, the rate for preparation of each Unit, the total amount due for preparation of Units during the billing period, the total amount due for Unit service charges, and the total amount due Seller for that shipment. Reconciliation of Tolled Volume balances shall be on a monthly basis within 30 days of statement date.

     10.2 Payment. Buyer shall, within 15 days after receipt of the billing statement described in Section 10.1, pay to Seller the amount of money due Seller for Helium, and service charges for the shipments covered by the statement.

     10.3 Claims. Notice of any claims based on an error in any billing statement rendered or payment made shall be given to the Party against whom such claim is made with 24 Months from the date of the relevant billing statement or payment, and in the absence of such Notice each such billing statement and each such payment shall be conclusively presumed to be correct.

     10.4 Books and Records. Seller shall maintain true and complete books of account, containing an accurate record of all price and production information necessary for the proper computation of the information required for each billing statement in accordance with Section 10.1. Buyer shall have the right at all reasonable times to inspect such records of Seller to such extent as may be reasonably necessary to verify such information for a period of not more than two years from the date of the applicable billing statement. Such inspection shall be subject to such restriction on disclosure as may be reasonably necessary to protect the confidentiality of proprietary information of Seller. Seller is not required to preserve said books and records for longer than said two year period.


                                   ARTICLE XI

                                  FORCE MAJEURE
                                  -------------

     11.1 Relief From Performances. In the event of either Party being rendered unable wholly or in part by Force Majeure to carry out any of its obligations under this Agreement, other than to make payments of amounts due hereunder, upon such Party giving Notice to the other Party, stating the full particulars of such Force Majeure as soon as possible after the occurrence of the cause stated in said Notice, performance of the obligations of the Party giving such Notice, so far as they are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused by no longer period, and such inability to perform shall, so far as possible, be remedied with all reasonable dispatch.

     11.2 Extension of Time. When Seller is unable by reason of Force Majeure to supply any Helium which Seller is otherwise obligated to supply to Buyer hereunder, then the supply Period will be extended as necessary to permit Seller to supply such Helium to Buyer.


                                   ARTICLE XII

                          REGULATION: WAIVER OF DEFAULT
                          -----------------------------

     12.1 Regulations. This Agreement is subject to valid present or future, laws, rules, regulations, and orders of duly constituted authorities having jurisdiction or control.

     12.2 No Waiver. No waiver by either Party of any one or more defaults by the other in the performance of any provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or of a different character.


                                  ARTICLE XIII

                                    WARRANTY
                                    --------

     13.1 Seller's Warranties. Seller warrants that the Sales Volumes delivered to Buyer shall conform to the specification set forth in Section 7.1, and that at the time of delivery, Seller shall have good title and right to transfer the same and that the same shall be delivered free of encumbrances.

          13.2 Buyer's Warranty. Buyer warrants that, as to the Tolled Volumes, Buyer shall have good title and right to transfer the same for Tolling and that the same shall be delivered free of encumbrances.

     13.3 No Other  Warranties.  THE  WARRANTIES  SET FORTH IN SECTIONS 13.1 AND
13.2 ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, IN FACT OR BY LAW, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.



                                   ARTICLE XIV

                                     GENERAL
                                     -------

     14.1 Headings. All headings appearing in this Agreement are for convenience only and shall not be considered part of this Agreement for any purpose, or as in any way interpreting, construing, varying, altering, or modifying this Agreement or any of the terms and provisions thereof.

     14.2 Complete Agreement. The terms of this Agreement express and constitute the full agreement between the Parties with respect to the subject matter thereof, and there are no warranties, covenants, stipulations, or conditions existing apart from the terms of this Agreement.

     14.3 Binding Nature. This Agreement shall be binding upon and inure to the benefit of the Parties, their successors and assigns.


     14.4 Assignment. This Agreement shall not be assignable by any Party without the prior consent of the other Parties given in accordance with Section 15.1, which assignment shall not be unreasonably withheld

     14.5 Prior Agreement. The Contract for Sale and Purchase of Liquid Helium between Buyer and Seller dated 1 November, 1993, as amended, is terminated as of 1 January 1999. Provided however, Buyer and Seller remain obligated for performance, payments and accounting adjustments attributable to the period prior to 1 January 1999.




                                   ARTICLE XV

                                     NOTICES
                                     -------

     15.1 Manner of Giving Notice. All notices and other writings expressly required to be given in accordance with this Section 15.1 shall be in writing and shall be sent by registered or certified United States Mail (return receipt requested), as follows:

             SELLER:
                  Keyes Helium Company, LLC
                  P.O. Box 1087
                  Colorado Springs, CO 80944
                  Attention:   John Connor

             BUYER:
                  Air Products Helium, Inc.
                  7201 Hamilton Boulevard
                  Allentown, PA 18195-1501
                  Attention: Corporate Secretary

Notices and other writings given under this Section 15.1 shall be deemed given effective the third business day following the date of deposit thereof in the United States Mail or with a recognized overnight courier.

     15.2 Other Communications. All communications given under this Agreement other than those Notices governed by Section 15.1 shall be given in a manner such that the communication is likely to be received in a timely manner by a responsible representative of the receiving Party.

     15.3 Change in Address. Either Party shall have the right at any time to Notify the other in writing of a different address to which Notices are to be sent under Section 15.1.

     15.4 Statements and Billings. All statements and billings to be given under this Agreement shall be in writing and shall be delivered or sent to the Parties at the above- stated addresses by regular U.S. Mail, postage prepaid or as otherwise agreed by the Parties.

     15.5  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall have full force and effect and shall be equally binding on the Parties.

                                   ARTICLE XVI
                                  GOVERNING LAW
                                  -------------

     This Agreement, both as to interpretation and performance, shall be governed by the laws of the State of Colorado, without giving effect to its conflict of laws provisions.

     IN  WITNESS  WHEREOF,   the  Parties  have  caused  their  duly  authorized
representatives to execute this Agreement in duplicate copies, each an original for all purposes, as of the date and year first above written.

KEYES HELIM COMPANY, LLC                           AIR PRODUCTS HELIUM, INC.
By: /s/ Donald J. Zinko                            By:  [Signature Illegible ]
    --------------------------------                    ----------------------
    Donald J. Zinko                                Name: ________________
    Chair, Managers' Committee                     Title: __________________